UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): February 16, 2006

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NATIONAL FINANCIAL PARTNERS CORP.

(Exact name of registrant as specified in its charter)

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Delaware	001-31781	13-4029115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Seventh Avenue, 11th Floor New York, New York		10019
(Address of principal executive offices)		(Zip Code)

(212) 301-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On February 16, 2006, National Financial Partners Corp. (the "Company") and R. Bruce Callahan, age 66, mutually agreed to terminate, effective as of December 31, 2005, Mr. Callahan's employment agreement dated as of January 1, 2003. Under the employment agreement, Mr. Callahan had served as Chairman and Chief Executive Officer of NFP Insurance Services, Inc., a licensed insurance agency and an insurance marketing organization subsidiary of the Company (“NFPISI”). Mr. Callahan's employment agreement was previously filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-1 filed on August 8, 2003. There were no material circumstances surrounding the termination and no early termination penalties were incurred by the Company. Mr. Callahan will continue to work with the Company and NFPISI in a non-officer capacity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Financial Partners Corp. Date: March 2, 2006

By:	/s/ Mark C. Biderman

Name:	Mark C. Biderman
Title:	Executive Vice President and Chief Financial Officer